                                                            EXHIBIT (10)(a)

                                December 6, 1996

Board of Directors
Merrill Lynch Life Insurance Company
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 10 to Form N-4 (File No. 33-45379) for Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                            By  /s/ Kimberly J. Smith
                                               ---------------------------------
                                                 Kimberly J. Smith